                                                                    Exhibit 99.3


TRANSTECHNOLOGY CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 2000
(UNAUDITED)



                                                            TRANSTECHNOLOGY
                                                              CORPORATION     PRO FORMA
                                                               HISTORICAL    ADJUSTMENTS          PRO FORMA
                                                           ---------------- -------------       --------------

Net sales                                                  $      299,252   $    (227,030) a    $       72,222

Cost of sales                                                     209,949        (164,551) a            45,398

Plant consolidation charge                                            991            (991) a               -

                                                           --------------  --------------       --------------
Gross profit                                                       88,312         (61,488)              26,824

General, administrative and selling expenses                       53,447         (31,632) a, b         21,815

Interest expense                                                   19,945         (15,155) c             4,790

Interest income                                                      (518)            179                 (339)

Other income - net                                                   (624)            500                 (124)

Provision for plant consolidation                                   4,554          (4,554) a               -

                                                           --------------  --------------       --------------
Income from continuing operations before income taxes              11,508         (10,826)                 682

Provision for income taxes                                          4,373          (4,114) d               259

                                                           --------------  --------------       --------------
Net income from continuing operations                      $        7,135  $       (6,712)      $          423
                                                           ==============  ==============       ==============

See notes to pro forma financial statements.